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                                                                      EXHIBIT 23

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-03955) pertaining to the Intermedia Communications Inc. Long-Term Incentive Plan dated February 10, 1997, except for Note 13, as to which the date is March 7, 1997, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                           /s/ Ernst & Young LLP

Tampa, Florida
July 11, 1997